MILLENNIUM INDIA ACQUISITION COMPANY, INC.

Press release of Millennium India Acquisition Company, Inc.

Dated October 4, 2013

Millennium Acquisition Company, Inc. (“SMCG”) has announced that public efforts by SMCG shareholder Hudson Bay Partners, LP (“HBP”) to secure shareholder support for the replacement of SMCG’s current Board of Directors with a new director slate resulted in the delivery to SMCG on October 3, 2013 of signed, written consents representing more than 50% of SMCG’s outstanding shares.  Accordingly, on October 3, 2013, all five of HBP’s director nominees were appointed to the SMCG Board including the principal of HBP, David H. Lesser, and all the previous members of the SMCG Board of Directors were removed.

The reconfigured SMCG Board has elected Mr. Lesser to serve as Chairman and CEO.  In addition, the new Board of Directors consisting of HBP’s director nominees has determined that in furtherance of a smooth transition from the old Board and management to the new and continuity of company operations, it is in the best interests of SMCG and its shareholders to appoint F. Jacob Cherian and Suhel Kanuga to the SMCG Board of Directors.  The new Board accordingly determined to increase the size of the Board by two and to appoint Messrs. Cherian and Kanuga to the resulting newly created directorships.

As a result, the SMCG Board of Directors now has the following composition:

-

David H. Lesser

-

Arun Mittal

-

Habib Yunus

-

Dionisio D’Aguilar

-

Jesse Derris

-

F. Jacob Cherian

-

Suhel Kanuga

Mr. Cherian (former Chairman and CEO) and Mr. Kanuga (former President and CFO) will no longer serve as officers of SMCG in any capacity and their total combined salaries of $500,000 will cease immediately.

Mr. Lesser commented that:

“This Board reconfiguration is the first step of a new strategic plan that seeks to increase shareholder value.  The Board reconfiguration paves the way to implement a three-point plan that aims to benefit all SMCG shareholders.  As part of the plan, we will:

1)

Reduce overhead

2)

Perform a strategic review of SMCG’s investment in SMC Group

3)

Evaluate additional opportunities to expand SMCG’s business to create shareholder value

I look forward to reporting back to shareholders in the near future with updates on this plan.

I appreciate that Mr. Cherian and Mr. Kanuga have expressed a willingness to help effect a smooth transition and support SMCG’s efforts to realize value from SMCG’s investment in SMC Group and support the new strategic plan.”

In furtherance of SMCG’s new plan, Mr. Lesser has secured agreements whereby Mr. Cherian and Mr. Kanuga release SMCG from liability for all deferred compensation they have accrued.  As of June 31, 2013, the total amount of this deferred compensation was reported to be $1,050,000, which translates to $0.13 per share.

SMCG has also announced that the annual meeting of shareholders previously scheduled to take place in India on October 21, 2013 has been cancelled, and will be rescheduled and relocated to the United States.

About Millennium India Acquisition Company Inc. (ticker: SMCG)

SMCG’s principal asset is its ownership of a 14.03% equity interest in SMC Global. More information regarding Millennium India Acquisition Company Inc. can be found at www.milcapital.com.

About SMC Global

SMC Global is a financial services firm headquartered in New Delhi. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative arbitrage and trading, on-line trading services, investment banking, custodial services, clearing services, distribution of mutual funds, IPOs and insurance products, and wealth management services. For the year ended March 31, 2012, SMC reported averaging over 325,000+ trades per day. SMC’s retail investor networks serve the needs of a reported 720,000 investors presently. Its retail distribution footprint in India totaled over 2,500 locations, as of June 30, 2012. Currently, SMC has approximately 3,250 employees and a retail distribution network of more than 16,500 independent financial advisors, in over 500 cities across India.

Cautionary Statement about Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "project," "plan," "assume", “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management's current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

Contact:

David H. Lesser

+1 (212) 750-037

david@dlesser.com